CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated February 22, 2006, with respect to the consolidated financial statements included in the filing of the Amendment no. 1 to the Registration Statement (Form SB-2) of Big Flash Corporation for the fiscal year ended December 31, 2005 and 2004.

/s/Chisholm, Bierwolf & Nilson
Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
August 14, 2006